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                                  Exhibit 10.80

                  RESTATED AND AMENDED SHAREHOLDERS' AGREEMENT


Shareholders' agreement made as of the 18th day of October, 1994, by and among Michaelson Kelbick Partners Inc. (originally known as FPC Consulting Corp.) a New York corporation with offices at 335 Madison Avenue, 11th Floor, New York, New York (hereinafter referred to as "MKP" or the "Corporation"), Financial Performance Corporation, a New York corporation with an address at 335 Madison Avenue, 11th Floor, New York, New York (hereinafter referred to as "FPC"), Susan Michaelson, an individual residing at 684 Hill Farm Road, Fairfield, Connecticut 06430 (hereinafter referred to as "Susan") and Hillary Kelbick, an individual residing at 105 Wood Terrace, Leonia, New Jersey 07605 (hereinafter referred to as "Hillary").


                              W I T N E S S E T H :


Whereas, FPC has caused MKP to be formed under the laws of the State of New
York;

Whereas, MKP is authorized to issue 200 shares of common stock, no par value per share;

Whereas, FPC, Susan and Hillary collectively own all of the issued and outstanding shares of common stock of MKP; and

Whereas, FPC, Susan and Hillary desire to promote their mutual interests and the interests of MKP by imposing certain restrictions and obligations with respect to (i) the shares of common stock of MKP registered in their respective names and (ii) the future operation and management of MKP.

Now, therefore, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Definitions.

As used herein, the following terms shall have the following meanings:

            (a) "Agreement" shall mean this shareholders' agreement.

            (b) "Stock" shall mean any and all shares of MKP's common stock owned by the Shareholders (as hereinafter defined) as of the date hereof or hereafter acquired, regardless of how or from whom acquired. The term shall also include fractional shares of Stock, options and warrants to purchase Stock, and shares received by way of dividend or upon an increase, reduction, substitution or reclassification of Stock, or upon any merger, consolidation or reorganization of MKP.

            (c) "Shareholders" shall mean FPC, Susan and Hillary and any other person or entity who or which acquires any Stock and becomes a party to this Agreement pursuant to the terms hereof.
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            (d) "Individual Shareholders" shall mean Susan and Hillary.

            (e) "Corporate Shareholder" shall mean FPC.

            (f) "Shareholder" shall mean any of the Shareholders.

            (g) "Agreed Value" shall mean the value of the Stock as determined pursuant to the provisions of Section 8 below.

2. Ownership of Shares. The Shareholders each own stock in MKP as follows:

                   Name                                  Number of Shares
                   ----                                  ----------------
                   FPC                                          80
                   Susan                                        10
                   Hillary                                      10

3.          Restriction on Transfer of Stock of Individual Shareholders.

            3.1. No Individual Shareholder shall sell, assign, transfer, pledge, give, bequeath or otherwise in any manner encumber or dispose of, directly or indirectly, any Stock (or any interest therein) or the stock certificate or certificates issued with respect to any Stock now or hereafter at any time owned by any such Individual Shareholder, except that Stock owned by an Individual Shareholder may be: (i) to the extent permitted under applicable law, pledged as collateral in connection with any loan or other financing obtained by MKP; and
(ii) transferred as may be permitted by this Agreement or as may be consented to in writing by all of the parties to this Agreement.

            3.2. With respect to any person or entity acquiring any Stock in violation of the terms and conditions of this Agreement: (i) such person or entity shall not be entitled to vote such Stock, (ii) no dividend shall be paid or distribution made on such Stock; and (iii) MKP shall neither transfer on its books the registered ownership of any such Stock, nor issue any certificate in lieu of such Stock, nor issue any new Stock unless and until there has been compliance with each of the conditions set forth herein affecting such Stock or certificates.

4. Term of Agreement. This Agreement shall terminate upon the occurrence of any of the following events:

            (a) cessation of MKP's business operations;

            (b) consolidation or merger with any corporation or other entity as a result of which MKP is not the surviving entity; or

            (c) bankruptcy, receivership or dissolution of MKP.

Unless earlier terminated as provided above, this Agreement shall continue in effect until September 30, 2004. All of the agreements, understandings and obligations herein contained which expressly or by implication subsist after termination of this Agreement shall survive such termination.


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5.          Conditions for Transfer of Stock to a Non-Party.

            5.1. If either of the Individual Shareholders desires to make during her lifetime a bona fide disposition of all or part of her Stock to a person, partnership, corporation or other entity who or which is not a party to this Agreement (hereinafter referred to as a "Non-Party") and who or which is permitted to hold such Stock under applicable law, such Individual Shareholder (hereinafter sometimes referred to as the "Offeror"), shall first grant successive rights of first refusal (hereinafter referred to as the "Options") to MKP and to the Corporate Shareholder as follows:

            (a) to MKP, which shall have thirty (30) days to exercise such option in full but not in part; and

            (b) to the Corporate Shareholder, which shall have thirty (30) days to exercise such option in full but not in part.

Each Option will be considered granted successively and will only be effective as to the Corporate Shareholder if MKP does not exercise its option in full.

            5.2. Each Option shall be granted by a written notice of offer to MKP and to the Corporate Shareholder, stating the number of shares of Stock offered, the price and terms of the proposed disposition, and the name and address of the Non-Party to whom the Offeror desires to transfer the Stock being offered. As used herein, the term "disposition" shall include, but shall not be limited to, any disposition by sale, delivery, assignment, gift, exchange or transfer.

            5.3. Each Option shall be exercised (to the extent herein permitted) by giving to the Offeror a written notice of exercise prior to the expiration of the applicable Option exercise period.

            5.4. With respect to the exercise of any Option, the purchase price for the Stock subject to such Option shall be the Agreed Value of such Stock; provided, however, that any Stock offered by an Offeror who proposes to dispose of her Stock at a price less than Agreed Value, or upon terms more favorable to the Non-Party than those set forth in Section 5.5 below, or both, shall be sold at such proposed lower price or upon such more favorable proposed terms, or both.

            5.5. The purchase price shall be payable as follows: (i) ten (10%) percent of the purchase price in cash or by certified check of the purchaser delivered at the closing; and (ii) the balance of the purchase price in four equal, consecutive, annual installments commencing on the first anniversary of the closing date, evidenced by a non-negotiable promissory note made by the purchasing corporation, payable to the Offeror with interest at the applicable federal rate for a note such as said promissory note, as promulgated by the Internal Revenue Service (but in no case shall the interest rate be higher than the highest rate permitted to be paid in the State of New York under its applicable usury laws). Said promissory note shall provide for, (i) the right of acceleration of the unpaid principal sum, together with accrued interest thereon, in the event of any default in the payment of any installment of principal or interest thereon; (ii) the right of prepayment, in whole or in part, at any time, without penalty, but with interest accrued to the date of prepayment; and (iii) the waiver of presentment, demand, protest and notice of dishonor. The indebtedness evidenced by the promissory note shall be secured in accordance with the provisions of Section 9 below.


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            5.6. If the surplus of the purchasing corporation shall prove to be insufficient (under then existing laws) to authorize the purchasing corporation to purchase the Stock of the Offeror in accordance with the provisions of this Section, then the purchasing corporation shall perform such acts as may be necessary and lawful to increase such surplus to an amount sufficient to authorize the purchase of the Stock of the Offeror, including, but not limited to, the following: (i) a recapitalization of the purchasing corporation so as to reduce the stated capital and increase its surplus; (ii) a reappraisal of the assets of the purchasing corporation (including good will, if any) to reflect the market value of such assets on the books of the purchasing corporation, if such value exceeds the book value thereof, so as to increase such surplus; and
(iii) a contribution by the other shareholder(s) of the purchasing corporation of cash or property, or both, to the purchasing corporation so as to increase its surplus to an amount sufficient to enable it to lawfully effectuate such purchase.

            5.7. Any such sale shall be closed at the offices of MKP at a date and time (during ordinary business hours) fixed by MKP, being not less than twenty (20) nor more than thirty (30) days after the date on which the purchasing corporation gave notice of its intention to exercise the Option. At such time, such purchasing corporation shall make payment of the purchase price against receipt of such Stock by the escrow agent described in Section 9 below in proper form for transfer to the purchasing corporation and such other documents as counsel for the purchasing corporation shall reasonably request.

            5.8. If MKP and the Corporate Shareholder shall fail to exercise their respective Options to purchase all of the Offeror's Stock as aforesaid, then in such event the Offeror shall be permitted to dispose of her Stock, provided: (i) such disposition shall occur within thirty (30) days after the expiration of all of the Option exercise periods; (ii) such disposition shall be to the Non-Party described in, and at a price and upon terms not less favorable to the Offeror than those set forth in, the notice of offer to MKP and the Corporate Shareholder; and (iii) the Non-Party acquiring such Stock shall execute and deliver to each party hereto, as a condition precedent to any disposition permitted hereunder, an agreement acknowledging that all Stock transferred or to be transferred is and shall continue to be subject to the terms, conditions and restrictions of this Agreement and agreeing to be bound by this Agreement. If a disposition of the Stock of the Offeror in accordance with the notice of offer to the Corporate Shareholder shall not have been consummated upon the expiration of the thirty (30) day period referred to in (i) above, then all of the Stock shall again be subject to all of the restrictions set forth in this Agreement.

            5.9. Any attempt by an Individual Shareholder to make a disposition of her Stock in violation of the provisions of this Agreement shall be deemed an offer of the Stock of such Individual Shareholder pursuant to the provisions of this Section 5, provided, however, that the purchase price for the Stock so offered shall be fifty (50%) percent of the Agreed Value.

6. Conditions for Transfer of Stock Upon the Occurrence of the Death of an Individual Shareholder.

            6.1. Upon the death of either of the Individual Shareholders (hereinafter referred to as the "Deceased Shareholder"), at the option of MKP exercisable within one hundred twenty (120) days after the death of the Deceased Shareholder by notice from MKP to the Estate (hereinafter defined), the executor(s) or administrator(s) of the estate of the Deceased Shareholder (hereinafter


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sometimes referred to as the "Estate") shall sell, and MKP shall redeem with its surplus, all of the Stock owned by the Deceased Shareholder at the time of her death.

            6.2. If the Corporation shall exercise its option pursuant to
Section 6.1 above, the purchase price for the Stock shall be the Agreed Value of such Stock. The purchase price shall be payable as follows: (i) an amount equal to ten (10%) percent of the purchase price shall be paid in cash or by certified check at the closing; and (ii) the balance of the purchase price shall be paid in four (4) equal, consecutive annual installments commencing on the first anniversary of the closing date, evidenced by a non-negotiable promissory note made by MKP payable to the Estate with interest at the rate established pursuant to Section 5.5 above. Any promissory note required under this Section 6.2 shall provide for, (i) the right of acceleration of the unpaid principal sum, together with accrued interest thereon, in the event of any default in the payment of any installment of principal or interest thereon; (ii) the right of prepayment, in whole or in part, at any time, without penalty, but with interest accrued to the date of prepayment; and (iii) the waiver of presentment, demand, protest and notice of dishonor. The indebtedness evidenced by the promissory note shall be secured in accordance with the provisions of Section 9 below. The sale shall be closed in accordance with the provisions of Section 5.7 above, except that any such sale shall be closed at the offices of MKP at a date and time (during ordinary business hours) fixed by MKP but in no event more than one hundred fifty (150) days following the date of death of such Individual Shareholder.

7. Purchase of Stock by MKP in Event of Termination of Employment of Individual Shareholder.

If either of the Individual Shareholders terminates her employment with MKP or if MKP terminates the employment of either of the Individual Shareholders for any reason pursuant to the terms of the Managing Director's Agreement with such Individual Shareholder dated as of September 11, 1997, as amended by agreement dated as of October 1, 1998, or any successor or substitute agreement (hereinafter, the "Employment Agreement"), or upon the expiration of the Employment Agreement without extension or renewal thereof, then the following provisions shall apply:

            7.1. Each of the Individual Shareholders shall have the right to require MKP to purchase from such Individual Shareholder all (but not less than all) of the Stock then owned by such Individual Shareholder. Each Individual Shareholder shall exercise her right hereunder by giving MKP written notice of exercise at any time during the sixty (60) day period commencing on the date of termination of employment of such Individual Shareholder. The aggregate purchase price to be paid by MKP shall be the Cash Value (hereinafter defined) of the Stock then owned by the Individual Shareholder; provided, however, that if MKP terminates the Employment Agreement of such Individual Shareholder for "cause" as such term is defined in the Employment Agreement, then the aggregate purchase price to be paid by MKP shall be an amount equal to fifty (50%) percent of the Cash Value of such Stock. The purchase price shall be payable in accordance with
Section 5.5 above and the closing shall take place in accordance with the provisions of Section 5.6 above, except that any such sale shall be closed at the offices of MKP at a date and time (during ordinary business hours) fixed by the Corporation being not later than sixty (60) days after the date on which the Individual Shareholder shall have given its notice of exercise to MKP.


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            7.2. If either of the Individual Shareholders does not exercise her right to require MKP to purchase such Individual Shareholder's Stock pursuant to the provisions of Section 7.1 above, then in such event MKP shall have the right, but not the obligation, to purchase from such Individual Shareholder all (but not less than all) of the Stock then owned by such Individual Shareholder. MKP shall exercise its right hereunder by giving such Individual Shareholder written notice of exercise at any time during the sixty (60) day period commencing on the expiration of the sixty (60) day period such Individual Shareholder shall have to notify MKP to purchase such Individual Shareholder's Stock pursuant to the provisions of Section 7.1 above. The aggregate purchase price to be paid by MKP for such Individual Shareholder's Stock shall be the Agreed Value (hereinafter defined) of such Stock; provided, however, that if MKP terminates the Employment Agreement of such Individual Shareholder for "cause" as such term is defined in the Employment Agreement, then the aggregate purchase price to be paid by MKP for such Individual Shareholder's Stock shall be an amount equal to fifty (50%) percent of the Agreed Value of such Stock. The purchase price shall be payable in accordance with Section 5.5 above and the closing shall take place in accordance with the provisions of Section 5.6 above, except that any such sale shall be closed at the offices of MKP at a date and time (during ordinary business hours) fixed by the Corporation being not later than sixty (60) days after the date on which MKP shall have given its notice of exercise to the Individual Shareholder.

8.          Cash Value and Agreed Value.

            8.1 The Cash Value of a Shareholder's Stock for purposes of this agreement shall be determined by the following formula:

                      Cash Value = A   x    (C-D)
                                   -
                                   B

                      Where:

                      A    =        the total number of outstanding shares of
                                    Stock of MKP owned of record by the
                                    Shareholder as of the date of termination of employment of such Shareholder;

                      B    =        the total number of shares of Stock of MKP
                                    which are issued and outstanding as of the date of termination of employment of such Shareholder;

                      C    =        the aggregate amount of cash and cash
                                    equivalents reflected on MKP's financial statements as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the date of termination of employment of such Shareholder shall occur;
                                    and

                      D    =        the aggregate amount of accounts payable
                                    and other current liabilities reflected on MKP's financial statements as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the date of termination of employment of such Shareholder shall occur.


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The Cash Value, as determined pursuant to this Section 8.1, shall be final, conclusive and binding upon all parties hereto, including the legal representative(s) of any deceased party.

            8.2. The Agreed Value of a Shareholder's Stock for purposes of this agreement shall be the fair market value of such Stock, as shall be mutually determined by two investment banking firms with experience relating to the business of MKP. One such firm shall be designated by MKP and the other firm shall be designated by the Corporate Shareholder. The Agreed Value, as determined pursuant to this Section 8.2, shall be final, conclusive and binding upon all parties hereto, including the legal representative(s) of any deceased party.

9.          Delivery of Stock.

            9.1. On the closing date of the sales provided for in Sections 5, 6, and 7 hereof, the selling Shareholder, or the Estate of the selling Shareholder, as the case may be, (hereinafter, such selling Shareholder and/or Estate, as the case may be, are referred to as "Selling Shareholder or the Estate") shall deliver to the purchaser of such Stock, certificates for the Stock being sold endorsed in favor of such purchaser. In order to secure the performance of such purchaser's obligations under any promissory note, such purchaser shall pledge and give a security interest in and deliver certificates representing all of the Stock purchased to an escrow agent (being any person, corporation, partnership or other entity agreed to by such Selling Shareholder or the Estate, and such purchaser, or if the parties cannot so agree as to the escrow agent, then the attorneys regularly representing MKP shall be designated escrow agent, or such attorneys shall designate any third party to serve as escrow agent), together with a stock power duly endorsed in blank and in proper form to effectuate transfer of such Stock. Concurrently with the delivery in escrow of the shares of Stock being sold, if the selling Shareholder is then an officer, director or employee of the Corporation, she shall deliver to the Corporation her resignation as such. Upon payment in full of such promissory note, the Stock and stock power held by the escrow agent shall be released to the purchaser of the Stock. At the closing, a formal escrow agreement will be entered into among such Selling Shareholder or the Estate, the purchaser of the Stock and the escrow agent.

            9.2. If the Selling Shareholder or the Estate shall fail to deliver the Stock in accordance with the terms of this Agreement, then the purchaser of such Stock may, at its option, in addition to all other available remedies, send to the Selling Shareholder or the Estate, the first installment of the purchase price for such Stock. Thereupon, the Corporation, upon notice to the Selling Shareholder or the Estate shall: (i) cancel on its books the certificate or certificates representing the Stock to be sold; (ii) issue, in lieu thereof, a new certificate representing such Stock registered in the name of such purchaser; and (iii) deliver such new certificate to such purchaser and, thereupon, the Selling Shareholder or the Estate, shall not be entitled to receive any subsequent installment of the purchase price and such purchaser shall not be required to make any further installment payment, until the Selling Shareholder or the Estate shall have delivered to such purchaser the original certificate or certificates in accordance with the terms of this Agreement to be held in escrow as herein set forth. If such Selling Shareholder or the Estate shall be unable to furnish any original certificate because it has been lost or destroyed, then the Selling Shareholder or the Estate shall pursue appropriate procedures to be agreed upon with the Corporation in order to satisfy the delivery requirements hereunder.


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            9.3. Upon receipt of evidence of default of more than thirty (30)
days in the payment of any said promissory note after the giving of written notice thereof, the escrow agent shall be authorized to sell the Stock held by it by public sale, at which public sale the Selling Shareholder or the Estate shall have the right to bid for and purchase the Stock being sold. However, before offering the Stock for public sale, the escrow agent shall give the purchaser of such Stock an opportunity to purchase the Stock at any time prior to the public sale for an amount equal to the unpaid principal and interest on such promissory note, plus the costs and expenses, including, without limitation, reasonable legal fees incurred as a result of the purchaser's default, in preparation for such sale. The escrow agent shall apply all dividends and other distributions held by it and the proceeds from such sale:

            (a) first, to the payment of any and all expenses of such sale, including reasonable attorneys' fees;

            (b) then, to the payment of the indebtedness to the Selling Shareholder or the Estate; and

            (c)         any excess thereof to be paid over to the purchaser.

The Selling Shareholder or the Estate, shall also retain any and all available rights and remedies at law and in equity. Upon the performance of its duties in accordance with the provisions hereof, the escrow agent shall be relieved and discharged of any and all obligations and liabilities hereunder and held harmless for any act or omission to act except those constituting willful misconduct.

            9.4 During the period in which the Stock shall be held in escrow, the Selling Shareholder or the Estate shall not be entitled to exercise any voting rights with respect thereto. Upon receipt of satisfactory evidence of payment in full by the purchaser of the Stock, the escrow agent shall forthwith turn over to the purchaser the shares of Stock and any and all dividends or property received by the escrow agent with respect thereto and not applied against payment of such purchaser's promissory note.

10. Transfer Expenses. All expenses, taxes, charges, fees, levies or other assessments, including, without limitation, income, inheritance, real and personal property, sales or transfer taxes imposed by any governmental authority in connection with the sales provided for in Sections 5, 6, and 7 hereof, incurred by or imposed upon the Selling Shareholder or the Estate, MKP or the Corporate Shareholder (if it is not the Selling Shareholder) shall be paid on the closing date by the Selling Shareholder or the Estate.

11.         Management of the Corporation and Voting.

            11.1 During the term of this Agreement, the Shareholders shall vote their Stock to provide for the following:

            (a) The election and maintenance in office of Susan, Hillary, William F. Finley, and two other individuals mutually acceptable to the parties as the directors of the Corporation; and


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            (b) The election and maintenance in office as officers of the
Corporation of the following individuals in the following respective offices:

        Name                                          Office
        ----                                          ------

        Susan                             President/Treasurer/Managing Director

        Hillary                           Vice President/Secretary/
                                          Managing Director

        William F. Finley                 Assistant Treasurer/
                                          Assistant Secretary

            11.2 At the first meeting of Shareholders to be held on or after the date hereof, this Agreement shall be submitted to the meeting and a resolution shall be adopted whereby MKP shall accept, ratify, and confirm the Agreement and agree to be bound thereby. Any and all by-laws of the Corporation shall conform to the provisions of this Agreement and shall not be in conflict therewith; if any conflict exists or arises hereafter, the provisions of this Agreement shall control and be binding.

12. Bank Accounts. MKP shall maintain one or more bank accounts. Checks drawn on said accounts shall require the joint signatures of Susan and Hillary. In addition, all checks in excess of ten thousand ($10,000.00) dollars in respect of the first two hundred fifty thousand ($250,000.00) dollars of funds expended by MKP shall require the additional signature of William F. Finley.

13. Authority. Any contract, agreement, note or other evidence of indebtedness, assignment, deed, lease, loan agreement, mortgage or other security instrument or arrangement and all other documents of which MKP is a party shall require the joint signatures of any two officers of MKP.

14. Legend on Stock Certificates. The following statements shall be inscribed on the face of all certificates representing shares of Stock with respect to the shares represented by such certificates:

                        "The shares represented by this certificate are subject to restrictions on transfer contained in that certain Shareholders' Agreement, dated as of the 18th day of October, 1994, a copy of which is on file at the principal office of the Corporation, and any transfer of shares represented by this certificate, or any interest therein, in violation of said Agreement, shall be invalid."

                        "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered thereunder or unless an applicable exemption therefrom is available."


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15.         Specific Performance. Since the Stock cannot be readily purchased or sold in the open market, the Shareholders and MKP may be irreparably harmed and damaged if this Agreement is not specifically enforced. If any dispute shall arise concerning the sale or disposition of any Stock in violation of any of the terms of this Agreement, an injunction, temporary or permanent, without bond, may be issued restraining any such threatened actions pending the determination of such controversy. Such injunction shall be enforceable in a court of competent jurisdiction by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive and shall be in addition to any of the other remedies which the parties may have.

16.         Anti-Dilution.

            16.1 Except as provided in Section 16.2 below, if the Corporation shall at any time or from time to time change the outstanding common stock as specified in Section 2 above into a greater number of shares of common stock, then, upon each such change, the total number of outstanding shares of common stock issued as specified in Section 2 hereof shall be multiplied by a fraction, the numerator of which shall be the total number of shares of common stock outstanding immediately subsequent to such change, and the denominator of which shall be the total number of shares of common stock as specified in Section 2 hereof. Such additional shares of common stock shall be delivered to the Shareholders, pro rata to their then stock ownership in the Corporation, without charge.

            16.2 The provisions of Section 16.1 above shall not apply in the case of a public offering of shares of stock of MKP.

17. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by United States registered or certified mail, postage prepaid, return receipt requested or by personal delivery, receipt requested, addressed to a party at the address for such party first set forth above or at such address or addresses as may be designated by written notice hereunder. Notices shall be deemed given three (3) business days after mailing or on the date personal delivery is effected, as the case may be.

18. Waiver. No waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless expressly so stated in writing.

19. Modification. This Agreement may not be orally cancelled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the party(ies) to be charged.

20. Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.


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
21. Stricken Words or Phrases. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated had never appeared in this Agreement.

22. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

23. Entire Agreement. This Agreement, including all other documents referred to herein which form a part hereof, if any, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understanding between or among the parties with respect to such subject matter.

24. Future Cooperation. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

25. Headings. The section headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

26. Number and Gender. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

27. Binding Effect. The provisions of this Agreement shall extend to, bind and inure to the benefit of each of the parties hereto and her or its respective heirs, personal representatives, successors and permitted assigns, if any.

28. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

29. Distribution and Allocation of Corporation's Annual Earnings Before Income Taxes.

            29.1 For each fiscal year of the Corporation commencing with the partial fiscal year ending September 30, 1995, and for any transitional fiscal period arising as a result of a change in the fiscal year of the Corporation, the Corporation shall distribute and/or allocate the Corporation's earnings before income taxes ("EBIT") for such period as follows:

                 (a) an amount equal to thirty (30%) percent of EBIT for such fiscal year shall be paid by the Corporation to FPC as a consulting fee as soon as possible after the end of each fiscal quarter or transitional period of the Corporation but in no event later than sixty (60) days after the end of each fiscal quarter or transitional period of the Corporation;

                 (b) an amount equal to thirty (30%) percent of EBIT for such fiscal year shall be allocated to the Corporation's annual incentive bonus pool (the "Bonus Pool") for such period if and to the extent such allocation is feasible given the Corporation's then available cash position


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
and projected cash flow requirements, which determination shall be made by the Corporation's Board of Directors based upon the joint recommendation of Susan and Hillary in the exercise of their reasonable business judgment;

                 (c) the balance of EBIT for such fiscal year shall be allocated for use as general working capital of the Corporation.

30. Restated and Amended Agreement. This Agreement has been restated and amended as of October 1, 1998 to incorporate the provisions of the Revised and Restated First Amendment to Shareholders Agreement dated as of September 11, 1997 and the Second Amendment to Shareholders Agreement dated as of October 1, 1998.

In witness whereof, the parties have executed this Agreement as of the day and year first above written.

                                     Michaelson Kelbick Partners Inc.


                                     By: /s/ Susan Michaelson
                                         ----------------------------
                                         Susan Michaelson,
                                         President/Treasurer


                                     By: /s/ Hillary Kelbick
                                         ----------------------------
                                         Hillary Kelbick,
                                         Vice President/Secretary

                                     Financial Performance Corporation


                                     By: /s/ William F. Finley
                                         ----------------------------
                                         William F. Finley, President


                                     /s/ Susan Michaelson
                                     --------------------------------
                                     Susan Michaelson


                                     /s/ Hillary Kelbick
                                     --------------------------------
                                     Hillary Kelbick


                                       12